Exhibit 99.2

Senseonics Announces Pricing of $80 Million Public Offering of Common Stock and Pre-Funded Warrants

GERMANTOWN, MD – (GLOBE NEWSWIRE) – April 30, 2026 – Senseonics Holdings, Inc. (NASDAQ: SENS), a medical technology company focused on the development, manufacturing and commercialization of long-term, implantable continuous glucose monitoring (CGM) systems for people with diabetes, today announced the pricing of an underwritten public offering of 8,000,000 shares of common stock at a price to the public of $5.00 per share, and in lieu of common stock, to certain investors, pre-funded warrants to purchase 8,000,000 shares of common stock at a purchase price of $4.999 per pre-funded warrant share, which equals the public offering price per share of the common stock less the $0.001 exercise price per share of each pre-funded warrant. The gross proceeds to Senseonics from the offering, before deducting underwriting discounts and commissions and estimated offering expenses, are expected to be $80 million. In addition, Senseonics granted the underwriters a 30-day option to purchase up to an additional 2,400,000 shares of common stock at the public offering price, less underwriting discounts and commissions. The offering is expected to close on May 4, 2026, subject to satisfaction of customary closing conditions. The pre-funded warrants will not be listed on any securities exchange.

TD Cowen and Barclays are acting as joint book-running managers and Mizuho and Lake Street are acting as bookrunners for the proposed offering.

The proposed offering is being made pursuant to a “shelf” registration statement on Form S-3, including a base prospectus (File No. 333-289306) that was originally filed with the Securities and Exchange Commission (the “SEC”) on August 6, 2025 and became effective on August 18, 2025. A preliminary prospectus supplement and accompanying prospectus relating to the proposed offering were filed with the SEC and are available on the SEC’s website at www.sec.gov. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC and will be available for free on the SEC’s website located at http://www.sec.gov. Copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, by contacting TD Securities (USA) LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, or by email at TDManualrequest@broadridge.com; or Barclays Capital Inc., c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by telephone at (888) 603-5847, or by email at barclaysprospectus@broadridge.com.

Senseonics intends to use the net proceeds from the public offering to fund the ongoing launch of Eversense 365 and continued development of pipeline products, as well as for working capital and general corporate purposes.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

About Senseonics

Senseonics Holdings, Inc. ("Senseonics") is a medical technology company focused on the development, manufacturing and commercialization of glucose monitoring products designed to transform lives in the global diabetes community with differentiated, long-term implantable glucose management technology. Senseonics' CGM systems Eversense® 365 and Eversense® E3 include a small sensor inserted completely under the skin that communicates with a smart transmitter worn over the sensor. The glucose data are automatically sent every 5 minutes to a mobile app on the user's smartphone.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995, including without limitation statements regarding, among other things, Senseonics’ expectations about the closing date of the offering and the anticipated use of proceeds from the offering. The words “expects,” “potential,” “may,” “will,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including risks relating to Senseonics’ inability, or the inability of underwriters, to satisfy the conditions to closing for the offering; uncertainties relating to the current economic environment, market and other conditions; and other risks and uncertainties that are described in the Risk Factors section of Senseonics’ Annual Report on Form 10-K for the year ended December 31, 2025, filed with the SEC on March 2, 2026, and other filings Senseonics makes with the SEC from time to time. The events and circumstances discussed in such forward-looking statements may not occur, and Senseonics’ actual results could differ materially and adversely from those anticipated or implied thereby. Any forward-looking statements contained in this press release speak only as of the date hereof, and Senseonics expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

INVESTOR CONTACT:
Jeremy Feffer
LifeSci Advisors
investors@senseonics.com